Exhibit 99.4

SPECIAL MEETING OF STOCKHOLDERS OF

SANDRIDGE ENERGY, INC.

                    , 2010

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES	COMPANY NUMBER
(1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the
instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.	ACCOUNT NUMBER

Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at - {Insert web address where material will be hosted}

i  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.i

¢ 00030003000000001000 7	060810

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITEMS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.   Proposal to approve the issuance of shares of SandRidge Energy, Inc. (“SandRidge”) common stock in connection with the merger of Steel Subsidiary Corporation, a wholly owned subsidiary of SandRidge, with and into Arena Resources, Inc. (or, in certain circumstances, the merger of Arena Resources, Inc. with and into Steel Subsidiary Corporation) pursuant to the Agreement and Plan of Merger, dated as of April 3, 2010, among SandRidge, Steel Subsidiary Corporation and Arena Resources, Inc.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

2.   Proposal to amend the certificate of incorporation of SandRidge to increase the number of authorized shares of SandRidge capital stock from 450,000,000 to 850,000,000 and the authorized shares of SandRidge common stock from 400,000,000 to 800,000,000.

		☐	☐	☐
3. In their discretion, upon any other matters that may properly come before the special meeting or any adjournments or postponements thereof.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢	¢

☐                     ¢

SANDRIDGE ENERGY, INC.

Special Meeting of Stockholders

                    , 2010 10:00 A.M.

This proxy is solicited by the Board of Directors

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

For Registered Stockholders: The undersigned hereby appoints Tom L. Ward and Dirk M. Van Doren, and each of them, with full power of substitution, proxy to represent and vote all shares of common stock of SandRidge Energy, Inc. (the “Company”) that the undersigned would be entitled to vote if personally present at the Company’s Special Meeting of Stockholders to be held on                     ,                     , 2010, at 10:00 a.m., local time, and at any adjournment or postponement thereof, as stated on the reverse side.

For Participants in 401(k) Plan: This voting instruction form is sent to you on behalf of Principal Trust Company as Trustee of the SandRidge Energy, Inc. 401(k) Plan. Please complete this form on the reverse side, sign your name exactly as it appears on the reverse side, and return it in the enclosed envelope. Your instruction must be received no later than 11:59 p.m. Eastern Time on                     ,                     , 2010, to be counted.

As a participant in the SandRidge Energy, Inc. 401(k) Plan (the undersigned’s “Plan”), the undersigned hereby directs Principal Trust Company as Trustee, to vote all shares of common stock of SandRidge Energy, Inc. represented by the undersigned’s proportionate interest in the Plan at the SandRidge Energy, Inc. Special Meeting of Stockholders to be held on                     ,                     , 2010, at 10:00 a.m., local time, and at any adjournment or postponement thereof, upon the matters set forth on the reverse side and upon such other matters as may properly come before the meeting.

Only the Trustee can vote these shares. You cannot vote these shares in person at the Special Meeting.

¢	(Continued and to be signed on the reverse side.)	14475 ¢

SPECIAL MEETING OF STOCKHOLDERS OF

SANDRIDGE ENERGY, INC.

                    , 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at - {Insert web address where material will be hosted}

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

iPlease detach along perforated line and mail in the envelope provided.i

¢ 00030003000000001000 7	060810

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITEMS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.   Proposal to approve the issuance of shares of SandRidge Energy, Inc. (“SandRidge”) common stock in connection with the merger of Steel Subsidiary Corporation, a wholly owned subsidiary of SandRidge, with and into Arena Resources, Inc. (or, in certain circumstances, the merger of Arena Resources, Inc. with and into Steel Subsidiary Corporation) pursuant to the Agreement and Plan of Merger, dated as of April 3, 2010, among SandRidge, Steel Subsidiary Corporation and Arena Resources, Inc.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

2.   Proposal to amend the certificate of incorporation of SandRidge to increase the number of authorized shares of SandRidge capital stock from 450,000,000 to 850,000,000 and the authorized shares of SandRidge common stock from 400,000,000 to 800,000,000.

		☐	☐	☐
3. In their discretion, upon any other matters that may properly come before the special meeting or any adjournments or postponements thereof.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢	¢